SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)  June 23, 2004

GE Capital Credit Card Master Note Trust
RFS Holding, L.L.C.
RFS Funding Trust
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-107495, 333-107495-01, 333-107495-02	57-1173164 (RFS Holding, L.L.C.) 06-1495145 (RFS Funding Trust) 20-0268039 (GE Capital Credit Card Master Note Trust)
(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Summer Street, Stamford, CT	06927
(Address of Principal Executive Offices)	(Zip Code)

(203) 585-6669 (RFS Holding, L.L.C.) (203) 585-6586 (RFS Funding Trust) (203) 585-6586 (GE Capital Credit Card Master Note Trust)
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

In connection with the offering of the Class A Series 2004-1 Floating Rate Asset Backed Notes, Class B Series 2004-1 Floating Rate Asset Backed Notes and Class C Series 2004-1 Floating Rate Asset Backed Notes (collectively, the “Notes”) described in a Prospectus Supplement dated June 15, 2004, Mayer, Brown, Rowe & Maw LLP rendered an opinion regarding certain tax matters and an opinion regarding the legality of the Notes and the note trust certificate (the “Note Trust Certificate”) issued by RFS Funding Trust which secures the Notes.  A copy of those opinions are filed as exhibits to this report and are incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Document Description

(a)	Not applicable
(b)	Not applicable
(c)	Exhibit 5.1	Opinion of Mayer, Brown, Rowe & Maw LLP regarding the legality of the Notes and the Note Trust Certificate
	Exhibit 8.1	Opinion of Mayer, Brown, Rowe & Maw LLP regarding certain tax matters.
	Exhibit 23.1	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibits 5.1 and 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GE CAPITAL CREDIT CARD MASTER NOTE TRUST
(as Co-Registrant)

By: General Electric Capital Corporation, as Administrator

Dated: June 23, 2004	By:	/s/ Iain J. Mackay
Name: Iain J. Mackay
Title: Vice President

RFS Holding, L.L.C.
(Co-Registrant)

Dated: June 23, 2004	By:	/s/ Iain J. Mackay
		Name:	Iain J. Mackay
		Title:	Chief Financial Officer and Principal Financial Officer

RFS FUNDING TRUST
(as Co-Registrant)

By: RFS Holding, L.L.C., as sole beneficiary of RFS Funding Trust

Dated: June 23, 2004	By:	/s/ Iain J. Mackay
		Name:	Iain J. Mackay
		Title:	Chief Financial Officer and Principal Financial Officer